UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38669	83-1269307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

(888) 987-6764

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 par value	RAMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, at the 2026 Special Meeting of Stockholders (the “Special Meeting”) of LiveRamp Holdings, Inc. (the “Company”), held in lieu of an annual meeting, the Company’s stockholders approved the amendment and restatement of the Company’s Amended and Restated 2005 Equity Compensation Plan (as amended and restated, the “2005 Plan”) to increase the number of shares available under the 2005 Plan by 2,500,000. A summary of the material terms of the 2005 Plan, as amended and restated, is set forth on pages 97 through 107 of the Company’s Definitive Proxy Statement on Schedule 14A for the Special Meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2026 (the “Proxy Statement”). The summary and the foregoing description of the 2005 Plan are qualified in their entirety by reference to the text of the 2005 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 17, 2026, the Company held the Special Meeting to, among other things, consider and vote upon certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 16, 2026, by and among the Company, MMS USA Holdings, Inc., a Delaware corporation (“Parent”), Covey Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub”), and solely for the purposes of Section 10.14 of the Merger Agreement, Publicis Groupe, S.A., a French société anonyme, pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned direct subsidiary of Parent (the “Merger”). As of the close of business on June 18, 2026, the record date for the Special Meeting, there were a total of 60,786,315 shares of common stock, par value $0.10 per share, of the Company (“Common Stock”) issued and outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 56,066,697 shares of Common Stock, or approximately 92.23% of the Common Stock issued and outstanding as of the record date, were represented in person or by proxy, which constituted a quorum for the Special Meeting. The Company’s stockholders voted on the following proposals, and the final voting results for each of the proposals are described below.

1.            Merger Agreement Proposal. The stockholders adopted the Merger Agreement by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
51,578,202	60,073	53,553	4,374,869

2.            Adjournment Proposal. In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to adjourn the Special Meeting, and any adjourned session of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement (the “Adjournment Proposal”). Because there were sufficient votes to approve the Merger Agreement, the Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the Special Meeting.

3.            Director Election Proposal. Timothy R. Cadogan, Vivian Chow and Scott E. Howe were elected to the Board of Directors for three-year terms expiring at the 2029 Annual Meeting of Stockholders by the following votes:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Timothy R. Cadogan	43,597,228	7,997,335	97,265	4,374,869
Vivian Chow	50,109,482	1,486,477	95,869	4,374,869
Scott E. Howe	50,162,023	1,449,250	80,555	4,374,869

4.            Share Increase Proposal. The stockholders approved an increase of 2,500,000 shares in the number of shares available for issuance under the 2005 Plan by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,911,265	1,678,073	102,490	4,374,869

5.            Say-on-Pay Proposal. The stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,803,383	796,626	91,819	4,374,869

6.            Auditor Ratification Proposal. The stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accountant for fiscal year 2027 by the following votes:

Votes For	Votes Against	Votes Abstained
55,355,493	640,261	70,943

7.            Merger Compensation Proposal. The stockholders, on an advisory (non-binding) basis, did not approve the merger-related compensation of the Company’s named executive officers by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,304,002	44,262,875	124,951	4,374,869

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2005 Equity Compensation Plan of LiveRamp Holdings, Inc.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Jerry C. Jones
EVP, Chief Ethics and Legal Officer and Secretary

Date: August 17, 2026